EXHIBIT 32

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

This certification is not deemed filed pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Quarterly Report of Hypercom Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”).

In connection with the Report, we, Philippe Tartavull, as Chief Executive Officer and President of the Company, and Thomas B. Sabol, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, respectively, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2010	By: /s/ Philippe Tartavull Philippe Tartavull Chief Executive Officer and President

Dated: May 10, 2010	By: /s/ Thomas B. Sabol Thomas B. Sabol Chief Financial Officer